EXHIBIT 23.2

                  CONSENT OF GRANT THORNTON LLP

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                       ACCOUNTANTS' CONSENT

    We have issued our report dated September 10, 1996, accompanying the consolidated financial statements of Community Investors Bancorp, Inc. which are incorporated in the Annual Report on Form 10-KSB for the year
ended June 30, 1996.   We hereby consent to the incorporation by reference
of said report in the Corporation's Form S-8.


/s/ Grant Thornton LLP
Cincinnati, Ohio
April 29, 1997